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                                                                    EXHIBIT 3.11


                           CERTIFICATE OF FORMATION

                                      OF

                             TRITON PCS OPERATING
                                COMPANY L.L.C.


                                   ARTICLE I
                                   ---------

          The name of the Limited Liability Company is Triton PCS Operating Company L.L.C.

                                  ARTICLE II
                                  ----------

          The address of the Limited Liability Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this ________ day of December, 1997.

                                    MEMBER:
                                    TRITON PCS HOLDINGS COMPANY L.L.C.


                                    By:
                                        ----------------------------------------

                                        David D. Clark, Senior Vice President